UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 3, 2009 (July 28, 2009)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1515 Broadway, 11th Floor
New York, NY 10036

(Address of principal executive offices)

+86 10 82525361
 (Registrant's telephone number, including area code)

Yingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidian District, Beijing 100080
People’s Republic of China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On July 28, 2009, China Advanced Construction Materials Group, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with 357 Chinese investors (the “Investors”) pursuant to which the Company issued and sold to the Investors, and the Investors purchased from the Company, an aggregate of 650,988 shares of the Company’s common stock, par value $0.001, (the “Common Stock”) for an aggregate purchase price of $1,497,272.40, or $2.30 per share of Common Stock.

The foregoing description of the terms of the Subscription Agreements is qualified in its entirety by reference to the provisions of the Subscription Agreements, a form of which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 3.01.   Unregistered Sales of Equity Securities.

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety. The Common Stock issuable to the Investors pursuant to the Subscription Agreements has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue the Common Stock in reliance on the exemption from registration provided by Regulation S. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

/s/ Xianfu Han
Xianfu Han
Chief Executive Officer

Dated: August 3, 2009